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Exhibit 4.2

NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK OF DIGITAL ANGEL CORPORATION ("DOC") FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO DOC. IF PERMISSIBLE, THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

STOCK PURCHASE WARRANT

To Purchase 95,238 Shares of the Common Stock of

Digital Angel Corporation

        THIS STOCK PURCHASE WARRANT CERTIFIES that, for value received, Islandia, L.P. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after February 1, 2004 (the "Initial Exercise Date") and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Digital Angel Corporation ("DOC") up to 95,238 shares ("Warrant Shares") of common stock, par value $0.005 per share, of DOC (the "DOC Common Stock"). The purchase price of one share of DOC Common Stock (the "Exercise Price") under this Warrant shall be equal to $2.64, subject to adjustment hereunder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated June 30, 2003, between Applied Digital Solutions, Inc., the parent corporation of DOC, and the Holder.

        1.    Title to Warrant.    Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of DOC by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

        2.    Authorization of Warrant Shares.    DOC covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Upon exercise in accordance with this Warrant, DOC will transfer to the Holder good and marketable title to such Warrant Shares, free and clear of any Liens.

        3.    Exercise of Warrant.

          (a)   Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of DOC and upon payment of the Exercise Price for the shares thereby purchased (i) by wire transfer or cashier's check drawn on a United States bank to DOC or (ii) by means of a cashless exercise pursuant to the procedure described in Section 3(b), and the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to DOC of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If DOC fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the fifth Trading Day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if DOC fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the fifth Trading Day after the date of exercise, and if after such fifth Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of DOC Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then DOC shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of DOC Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that DOC was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of DOC Common Stock that would have been issued had DOC timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases DOC Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of DOC Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence DOC shall be required to pay the Holder $1,000. The Holder shall provide DOC written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by DOC. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to DOC's failure to timely deliver certificates representing shares of DOC Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

          (b)   this Warrant may also be exercised at any time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the DOC VWAP, as applicable, on the Trading Day preceding the date of such election;
(B)	=	the Exercise Price, as applicable, of the Warrants, as adjusted; and
(X)	=	the number of Warrant Shares, as applicable, issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

          (c)   Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of DOC Common Stock beneficially owned by such Holder, together with any affiliate thereof (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 4.9999% of the number of shares of DOC Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 3(c). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and DOC shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(c). The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to DOC, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

        4.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, DOC shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

        5.    Charges, Taxes and Expenses.    Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by DOC, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and DOC may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

        6.    Closing of Books.    DOC will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

        7.    Transfer, Division and Combination.

          (a)   Subject to compliance with any applicable securities laws and the conditions set forth in Section 1 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of DOC, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, DOC shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

          (b)   This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of DOC, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, DOC shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          (c)   DOC shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

          (d)   DOC agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrant.

        8.    Loss, Theft, Destruction or Mutilation of Warrant.    DOC covenants that upon receipt by DOC of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, DOC will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

        9.    Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

        10.    Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits.    The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case DOC shall (i) pay a dividend in shares of DOC Common Stock or make a distribution in shares of DOC Common Stock to holders of its outstanding DOC Common Stock, (ii) subdivide its outstanding shares of DOC Common Stock into a greater number of shares, (iii) combine its outstanding shares of DOC Common Stock into a smaller number of shares of DOC Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the DOC Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of DOC which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an exercise price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        11.    Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

          (a)   In case DOC shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where DOC is not the surviving corporation or where there is a change in or distribution with respect to the DOC Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of DOC Common Stock, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of DOC, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of DOC Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than DOC) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by DOC and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of DOC) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

          (b)   If any of the foregoing events shall occur with respect to DOC, and the DOC Warrant Shares shall have been converted into or shall be deemed to have been converted into common stock of the successor or acquiring corporation and/or Other Property, then, after such event, this Warrant shall be exercisable into such other corporation's common stock and/or Other Property as aforesaid with respect to DOC.

        12.    Voluntary Adjustment by DOC.    DOC may at any time during the term of this Warrant reduce the Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of DOC.

        13.    Notice of Adjustment.    Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, DOC shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

        14.    Authorized Shares.    DOC covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued DOC Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. DOC further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. DOC will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the American Stock Exchange or other market upon which the DOC Common Stock may be listed.

        Except and to the extent as waived or consented to by the Holder, DOC shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, DOC will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that DOC may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable DOC to perform its obligations under this Warrant.

        Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, DOC shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

        15.    Miscellaneous.

          (a)    Jurisdiction.    This Warrant shall constitute a contract under the laws of Delaware, without regard to its conflict of law, principles or rules.

          (b)    Restrictions.    The Holder acknowledges that this Warrant and the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

          (c)    Nonwaiver and Expenses.    No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

          (d)    Notices.    Any notice, request or other document required or permitted to be given or delivered to the Holder by DOC shall be delivered in accordance with the notice provisions of the Purchase Agreement.

          (e)    Limitation of Liability.    No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any DOC Common Stock or as a stockholders of DOC, whether such liability is asserted by DOC or by creditors of DOC.

          (f)    Remedies.    Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. DOC agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (g)    Successors and Assigns.    Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of DOC and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holders or holder of Warrant Shares.

          (h)    Amendment.    This Warrant may be modified or amended or the provisions hereof waived with the written consent of DOC and the Holder.

          (i)    Severability.    Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

          (j)    Headings.    The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

[Islandia warrant signature page]

        IN WITNESS WHEREOF, DOC has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: August 14, 2003
DIGITAL ANGEL CORPORATION
	By:	/s/ RANDOLPH K. GEISSLER
Name: Randolph K. Geissler Title: CEO and President

NOTICE OF EXERCISE

To:    Digital Angel Corporation

        (1)   The undersigned hereby elects to purchase            Warrant Shares pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        (2)   Payment shall take the form of (check applicable box):

    [    ] in lawful money of the United States; or

    [    ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(b).

        (3)   Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                                           (if issuance is to a Person other than Holder, a letter on Holder's letterhead must confirm the notice)

Federal Taxpayer ID#

The Warrant Shares shall be delivered to the following:

OR, in the case of Warrant Shares, DTC information:
Clearing Agent Name:

DWAC Number:

        (4)    Accredited Investor.    The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

NAME OF HOLDER
By:

Name: Title:
Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                           .

    Dated:                         ,

Holder's Signature:

Holder's Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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  Exhibit 4.2